CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees and Shareholders of AGA Series Trust:

     We consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of Post-Effective Amendment No. 3 to the Registration Statement of the AGA Series Trust (formerly WNL Series Trust) on Form N-1A (File 33-87380) of our report dated February 10, 1998, on our audits of the financial statements and financial highlights of the AGA Series Trust (formerly WNL Series Trust), which report is included in the Annual Report for the AGA Series Trust (formerly WNL Series Trust) for the year ended December 31, 1997, which is incorporated by reference in the Registration Statement.

     We also consent to the references to our firm under the caption "Independent Accountants" in the Statement of Additional Information and under the heading "financial highlights" in such Prospectus.

                                           /S/ COOPERS & LYBRAND L.L.P.

                                           Coopers & Lybrand L.L.P.

Boston, Massachusetts
April 29, 1998